NEWS RELEASE

SOUTHWESTERN ENERGY EXPANDS NORTHEAST

 MARCELLUS ACREAGE POSITION AND FIRM TRANSPORTATION PORTFOLIO

Houston, Texas – December 2, 2014...Southwestern Energy Company (NYSE: SWN), announced that it has signed an agreement to purchase oil and gas assets including approximately 46,700 net acres in northeast Pennsylvania from WPX Energy, Inc. (NYSE: WPX) for approximately $300 million, subject to customary closing conditions. This acreage is currently producing approximately 50 million net cubic feet of gas per day from 63 operated horizontal wells. Also as part of this transaction, Southwestern will assume firm transportation capacity of 260 million cubic feet of gas per day predominantly on the Millennium pipeline effective upon closing. The transaction is conditional upon receiving a waiver from the Federal Energy Regulatory Commission regarding transfer of the firm transportation capacity and is currently expected to close in the first quarter of 2015. Southwestern intends to use its revolving credit facility to finance the acquisition.

“We are very excited about the addition of this asset and firm transportation capacity to our portfolio," commented Steve Mueller, President and Chief Executive Officer of Southwestern Energy. “This acreage position complements our existing Marcellus acreage in northern Susquehanna County where we have recently seen very good results from two of our wells, the Hughes North 1H and the Dayton 4H. The Hughes North 1H has completed the entire lateral length of 4,981 feet and had a maximum 24-hour rate of 4.7 million cubic feet per day. The Dayton 4H has a total lateral length of 5,278 feet and tested a maximum 24-hour rate of 4.5 million cubic feet per day from the first 30% that is completed to date. Further, the additional firm transportation capacity adds to our existing firm transportation portfolio to provide 1.3 Bcf per day of firm transport capacity upon closing and growing to 1.4 Bcf per day by the end of 2016. The immediate availability of this firm transportation provides the pathway for ongoing growth in production over the next three years and the added acreage solidifies future value through a growing well inventory.”

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A map of the company's approximate post-closing acreage position in northeast Pennsylvania is shown below:

Southwestern Energy Company is an independent energy company whose wholly-owned subsidiaries are engaged in natural gas and oil exploration and production and natural gas gathering and marketing. Additional information on the company can be found on the Internet at http://www.swn.com.

Contacts:             R. Craig Owen                                   Michael Hancock

       Senior Vice President                       Director, Investor Relations

                   and Chief Financial Officer              (281) 618-7367

       (281) 618-2808

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